COLONIAL FEDERAL SECURITIES FUND
                              FUND YIELD CALCULATION
                          (CALENDAR MONTH-END METHOD)
                       30-DAY BASE PERIOD ENDED 8/31/97


                                                           6
                                                  a-b
                                  FUND YIELD = 2 ----- +1    -1
                                                  c-d


                                                                CLASS A                  CLASS B                      CLASS C
          a = dividends and interest earned during
              the month ................................       $5,708,486                $410,322                        $626

          b = expenses accrued during the month                   890,657                 104,436                         142

          c = average dividend shares outstanding
              during the month .........................       85,207,339               6,124,501                       9,337

          d = class  maximum offering price per share
              on the last day of the month .............           $11.04                  $10.52                      $10.52


                      YIELD.............................             6.23%                   5.77%                       5.98%
                                                                    -----                   -----                       -----